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EXHIBIT 10.14

Execution Version

TRIUMPH GROUP, INC.

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

DATED AS OF APRIL 21, 2004

$80,000,000 SERIES A SENIOR NOTES DUE DECEMBER 2, 2012
$70,000,000 SERIES B SENIOR NOTES DUE DECEMBER 2, 2012

Annexes & Exhibits

Tab 1:	Annex 1	—	Current Noteholders and Principal Amounts
Tab 2:	Annex 2	—	Subsidiaries
Tab 3:	Annex 3	—	Existing Indebtedness and Liens
Tab A:	Exhibit A	—	Amendments to Existing Note Purchase Agreement
Tab B:	Exhibit B	—	Amendments to Existing Notes
Tab C:	Exhibit C	—	Amendments to Subsidiary Guaranty
Tab D:	Exhibit 3.12	—	Collateral Representations
Tab E:	Exhibit 4.2(a)	—	Form of Security Agreement
Tab F:	Exhibit 4.2(b)	—	Form of Pledge Agreement
Tab G:	Exhibit 4.2(c)	—	Form of Patent, Trademark and Copyright Security Agreement
Tab H:	Exhibit 4.2(d)	—	Form of Intercompany Subordination Agreement
Tab I:	Exhibit 5.2	—	Form of Intercreditor Agreement
Tab J:	Exhibit 5.8	—	Form of Fourth Amendment to Credit Agreement

i

TRIUMPH GROUP, INC.

$80,000,000 Series A Senior Notes Due December 2, 2012
$70,000,000 Series B Senior Notes Due December 2, 2012

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

        As of April 21, 2004

To each of the Current Noteholders
Named in Annex 1 hereto:

Ladies and Gentlemen:

        TRIUMPH GROUP, INC., a Delaware corporation (together with any successors and assigns, the "Company"), hereby agrees with each of you as follows:

1.     PRIOR ISSUANCE OF NOTES, ETC.

        The Company previously issued and sold (a) eighty million dollars ($80,000,000) in aggregate principal amount of its 6.06% Series A Senior Notes due December 2, 2012 (such Notes as in effect immediately prior to giving effect to the amendments provided for by this Agreement, collectively, the "Existing Series A Notes" and, as amended by this Agreement and as may be further amended, restated or otherwise modified from time to time, collectively, the "Series A Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement) and (b) seventy million dollars ($70,000,000) in aggregate principal amount of its 5.59% Series B Senior Notes due December 2, 2012 (such Notes as in effect immediately prior to giving effect to the amendments provided for by this Agreement, collectively, the "Existing Series B Notes" and, as amended by this Agreement and as may be further amended, restated or otherwise modified from time to time, collectively, the "Series B Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement) pursuant to those certain separate Note Purchase Agreements, each dated as of November 21, 2002, between the Company and each of the purchasers named in Schedule A thereto (as in effect immediately prior to giving effect to the amendments provided for by this Agreement, collectively, the "Existing Note Purchase Agreement" and, as may be amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, collectively, the "Note Purchase Agreement"). The Existing Series A Notes and the Existing Series B Notes are collectively referred to herein as the "Existing Notes" and the Series A Notes and the Series B Notes are collectively referred to herein as the "Notes." Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in Section 6.1 hereof.

        The entire original aggregate principal amount of the Notes currently remains outstanding. The register kept by the Company for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the "Current Noteholders") is currently a holder of the aggregate principal amount of Notes indicated in such Annex.

2.     REQUEST FOR CONSENT TO AMENDMENTS

        The Company hereby requests that each of the Current Noteholders agree to the amendments (the "Amendments") to the Existing Note Purchase Agreement and the Existing Notes provided for by this Agreement.

3.     WARRANTIES AND REPRESENTATIONS

        To induce the Current Noteholders to enter into this Agreement and to agree to the Amendments, the Company warrants and represents to the Current Noteholders as follows (it being agreed, however, that nothing in this Section 3 shall affect any of the warranties and representations previously made by the Company in or pursuant to the Existing Note Purchase Agreement, and that all of such other warranties and representations, as well as the warranties and representations in this Section 3, are true and correct in all material respects on and as of the date hereof):

3.1.  No Material Adverse Change.

        Since the date of the most recent audited financial statements provided to you pursuant to Section 7.1(b) of the Existing Note Purchase Agreement, there has been no change in the business operations, profits, financial condition, properties or business prospects of the Company except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2.  Corporate Organization and Authority.

        Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to execute and deliver this Agreement and the Security Documents to which it is a party and to perform its obligations under the Financing Documents.

3.3.  Legal and Authorized; Obligations are Enforceable.

          (a) Legal and No Conflict. The execution and delivery by each of the Company and the Subsidiary Guarantors of this Agreement and the Intercompany Subordination Agreement and the execution and delivery by each of the Company and the Domestic Subsidiary Guarantors of the Security Documents to which it is a party and the compliance by each of the Company and the Subsidiary Guarantors with all of the provisions of the Financing Documents to which it is a party are legal and do not violate, conflict with, result in any breach of any of the provisions of, require any consents under, constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon any property of the Company under the provisions of,

            (i) the charter documents or any other material agreement to which the Company or any of the Subsidiary Guarantors is a party or by which it or any of its properties may be bound, or

            (ii) any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any of the Subsidiary Guarantors.

          (b) Obligations of Company are Enforceable. The execution and delivery of each of this Agreement and the Security Documents to which the Company is a party has been duly authorized by all necessary action on the part of the Company, and each of this Agreement and such Security Documents has been executed and delivered on behalf of the Company by one or more duly authorized officers of the Company, and each of the Financing Documents to which the Company is a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except that, in each case, the enforceability thereof may be

            (i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally, and

          (ii) subject to the availability of equitable remedies,

  and except that certain rights to indemnity and contribution may be limited by applicable law.

          (c) Obligations of Subsidiaries are Enforceable. Each Subsidiary Guarantor has duly authorized by necessary action the execution and delivery of each of this Agreement and the Security Documents to which such Subsidiary Guarantor is a party and has executed and delivered this Agreement and such Security Documents by one or more duly authorized officers of such Subsidiary Guarantor, and each of the Financing Documents to which a Subsidiary Guarantor is a party constitutes a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor (subject to the limit on the enforceability of the Security Documents as provided in the Amendments) in accordance with its respective terms, except that, in each case, the enforceability thereof may be

            (i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally, and

            (ii) subject to the availability of equitable remedies,

  and except that certain rights to indemnity and contribution may be limited by applicable law.

3.4.  Full Disclosure.

        Neither the financial statements and other certificates previously provided to the Current Noteholders pursuant to the provisions of the Existing Note Purchase Agreement nor the statements made in this Agreement nor any other written statements furnished by or on behalf of the Company to the Current Noteholders in connection with the proposal and negotiation of the Amendments and the Security Documents, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading. There is no fact relating to any event or circumstance that has occurred or arisen since the Closing that the Company has not disclosed to the Current Noteholders in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect.

3.5.  Ownership of Subsidiaries.

        Annex 2 hereto correctly sets forth the name of each Subsidiary, its jurisdiction of incorporation, the percentage of its Capital Stock owned by the Company and each other Subsidiary and whether it is a Material Subsidiary.

3.6.  Title to Properties.

          (a) General. The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent balance sheet of the Company delivered pursuant to the provisions of Section 7.1 of the Existing Note Purchase Agreement or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business) in each case free and clear of Liens (other than Permitted Liens), except for such failures to have good title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect.

          (b) Intellectual Property

            (i) each of the Company and its Subsidiaries owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect;

            (ii) to the best knowledge of the Company, no product of the Company or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

            (iii) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of the Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of the Subsidiaries.

3.7.  Governmental Consent.

        Neither the nature of the Company or any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of this Agreement and the Security Documents by the Company and the Subsidiary Guarantors, or the performance by the Company and the Subsidiary Guarantors of their respective obligations thereunder, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company or any Subsidiary Guarantor in connection with the execution and delivery of this Agreement and the Security Documents or the performance by each of the Company and the Subsidiary Guarantors of its obligations under the Financing Documents to which it is a party (other than the filing of the UCC Financing Statements with the appropriate Governmental Authorities).

3.8.  Litigation; Observance of Agreements, Statutes and Orders.

          (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

3.9.  Solvency.

        The fair saleable value of the business and assets of each of the Company and each Subsidiary, exceeds, as of the Effective Date, the amount that will be required to pay the probable liabilities of such Person (including subordinated, contingent, unmatured and unliquidated liabilities), on existing debts as they may become absolute and matured. No such Person, after the Effective Date, will be engaged in any business or transaction, or be about to engage in any business or transaction, for which such Person has unreasonably small capital, and no such Person has any intent to hinder, delay or defraud any entity to which such Person is, or will become indebted, or to incur debts that would be beyond such Person's ability to pay as they mature.

3.10. Intent.

        Neither the Company nor any Subsidiary Guarantor is entering into the transactions contemplated by this Agreement and the Security Documents with any intent to hinder, delay or defraud either current creditors or future creditors of the Company or any Subsidiary Guarantor.

3.11. Subsidiary Guaranty.

        After giving effect to the execution and delivery of the Joinder Agreements described in Section 5.12 hereof and the Fourth Amendment of the Credit Agreement, there are no Subsidiaries that, in accordance with Section 9.7 of the Existing Note Purchase Agreement, should have become Subsidiary Guarantors, but have not executed and delivered the requisite documents, as required by such Section 9.7, to become Subsidiary Guarantors. All Subsidiaries are listed on Annex 2 hereto.

3.12. Collateral Representations.

          (a) Exhibit 3.12(a) sets forth the exact legal name of each of the Company and the Domestic Subsidiary Guarantors (collectively, the "Obligors") as such name appears on its respective Certificate or Articles of Incorporation or Organization, as the case may be, and such Obligor's mailing address, place of business (if different than such mailing address), type of organization, jurisdiction of organization and state issued organizational identification number.

          (b) Exhibit 3.12(b) sets forth a list of all other names (including trade names or similar appellations) used by each Obligor, or any other business or organization to which such Obligor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years and the information required by Subsection (a) of this Section 3.12 with respect to such business or organization.

          (c) Exhibit 3.12(c) sets forth the names and addresses of all Persons other than the Obligors that have possession or are intended to have possession of any property of any Obligor consisting of instruments, chattel paper, inventory or equipment.

          (d) Exhibit 3.12(d) sets forth the information required by Section 9-502(b) of the Uniform Commercial Code of each state in which any of the property of the Obligors consisting of fixtures are or are to be located.

          (e) Upon the execution and delivery of the Security Documents, as contemplated by Section 4.2, all of the representations and warranties of any of the Obligors set forth in this Section 3.12 and in each of such Security Documents are true and correct.

3.13. Existing Indebtedness and Liens.

        Annex 3(a) to this Agreement sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 31, 2004 and, since such date, there has been no material change in the amount of such Indebtedness. Annex 3(b) to this Agreement correctly describes all outstanding Liens (securing Indebtedness) on property of the Company or its Subsidiaries as of the date hereof. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

3.14. No Defaults.

        No event has occurred and no condition exists that, upon the execution and delivery of this Agreement and the Security Documents and the effectiveness of the Amendments, would constitute a Default or an Event of Default.

4.     AMENDMENTS; Consents

  4.1. Amendments to Existing Note Purchase Agreement and Existing Notes.

          (a) Subject to the satisfaction of the conditions set forth in Section 4.2 hereof, the Existing Note Purchase Agreement is hereby amended in the manner specified in Exhibit A to this Agreement.

          (b) Subject to the satisfaction of the conditions set forth in Section 4.2 hereof, each of the Existing Notes is hereby amended in the manner specified in Exhibit B to this Agreement.

          (c) Subject to the satisfaction of the conditions set forth in Section 4.2 hereof, the Existing Subsidiary Guaranty is hereby amended in the manner specified in Exhibit C to this Agreement.

  4.2. Execution of Security Documents.

        On the Effective Date (as hereinafter defined), the Company hereby agrees that it shall have executed and delivered, and shall have caused (i) each Subsidiary Guarantor to execute and deliver the Intercompany Subordination Agreement, and (ii) each Domestic Subsidiary Guarantor to execute and deliver to the Noteholder Security Document Agent, the following:

          (a) a Security Agreement (the "Security Agreement") by and among the Company, each Domestic Subsidiary Guarantor and the Noteholder Security Document Agent in substantially the form attached hereto as Exhibit 4.2(a),

          (b) a Pledge Agreement (the "Pledge Agreement") by the Company and each Domestic Subsidiary Guarantor in favor of the Noteholder Security Document Agent substantially in the form attached hereto as Exhibit 4.2(b),

          (c) a Patent, Trademark and Copyright Security Agreement (the "Patent, Trademark and Copyright Security Agreement") by the Company and each Domestic Subsidiary Guarantor in favor of the Noteholder Security Document Agent substantially in the form attached hereto as Exhibit 4.2(c), and

          (d) any additional security documents (collectively, the "Additional Security Documents"), in form and substance reasonably satisfactory to the Current Noteholders, that shall be necessary in order to grant and, upon the occurrence of a Security Event, perfect a Lien in favor of the Noteholder Security Document Agent for the benefit of the holders from time to time of Notes in all property of the Company and the Domestic Subsidiary Guarantors (other than real property); provided that such Security Documents shall only become effective upon the occurrence of a Security Event as contemplated by the Amendments.

  4.3. Release of Certain Subsidiary Guarantors.

        The Company hereby represents and warrants that (a) the following Subsidiaries of the Company had been Subsidiary Guarantors prior to the date hereof and each such Subsidiary either (i) is being sold (or its assets are being sold) under a transaction permitted pursuant to Section 10.2 or Section 10.8 of the Note Purchase Agreement or (ii) is being dissolved:

Kilroy Steel, Inc. Kilroy Structural Steel Co. Tri Western Metals Company Triumph Metals Group Sales Co.

and (b) following such sale or dissolution, such Subsidiary no longer constitutes a Material Subsidiary of the Company. Based upon the foregoing, and subject to the release by the Banks of such Subsidiaries as "Guarantors" (as defined in the Credit Agreement), each of the Current Noteholders hereby agrees that (i) each such Guarantor listed above is hereby released from its obligations under the Subsidiary Guaranty and each of the other Financing Documents to which it is a party, (ii) such Subsidiary shall no longer be a Subsidiary Guarantor on and after the date hereof and (iii) the owner of the shares of Capital Stock or other ownership interest of such Subsidiary Guarantor shall not be required to pledge such shares of Capital Stock or other ownership interest in such Subsidiary Guarantors to the Noteholder Security Document Agent pursuant to the Pledge Agreement. The Current Noteholders hereby agree to sign such releases or other documents as may be reasonably necessary to evidence or effectuate the forgoing release. Notwithstanding the foregoing if any of such sales or dissolutions shall not have occurred on or before December 31, 2004, then any such Subsidiary that has not been sold or dissolved shall comply with Section 9.7 and Section 9.8 of the Note Purchase Agreement as if it became a Material Subsidiary on such date.

5.     CONDITIONS PRECEDENT.

        Each of the Amendments to the Existing Note Purchase Agreement provided for in Section 4.1 hereof shall become effective on the date (the "Effective Date") upon which all of the following conditions precedent have been satisfied:

  5.1. Execution and Delivery of this Agreement.

        The Company, the Subsidiary Guarantors and the Required Holders shall have executed and delivered a counterpart of this Agreement.

  5.2. Execution and Delivery of Intercreditor Agreement.

        The Collateral Agent, the Administrative Agent, the Noteholder Security Document Agent, the Banks and the Current Noteholders shall have executed and delivered (and the Company and the Subsidiary Guarantors shall have executed and delivered the consent and agreement thereto) the Collateral Agency and Sharing Agreement, substantially in the form of Exhibit 5.2 hereto (as amended from time to time, the "Intercreditor Agreement"), and the Intercreditor Agreement shall be in full force and effect.

  5.3. Execution and Delivery of Security Documents.

        The Company, each of the Domestic Subsidiary Guarantors and the Noteholder Security Document Agent shall have executed and delivered each of the Security Documents contemplated by Section 4.2 hereof and counterparts of each of such documents and instruments shall have been delivered to the Current Noteholders' special counsel.

  5.4. Filing of Financing Statements; Delivery of Stock Certificates.

          (a) Filing of UCC Financing Statements. The Noteholder Security Document Agent and the Collateral Agent shall have received authorization from the Company and each of the Domestic Subsidiary Guarantors to file the UCC Financing Statements at any time after the Effective Date in the appropriate filing offices of each Governmental Authority as may be necessary or, in the opinion of the Required Holders, desirable to perfect the security interests purported to be created by each Security Document upon the occurrence of a Security Event.

          (b) UCC Search Results. The Current Noteholders shall have received from the Company and each Domestic Subsidiary Guarantor the results of UCC searches with respect to the Collateral from search companies acceptable to the Current Noteholders indicating no Liens, other than Permitted Liens, exist on the Collateral as of the Effective Date.

          (c) Delivery of Stock Certificates. Each of the Current Noteholders shall have received evidence reasonably satisfactory to it of the delivery to the Collateral Agent of all stock certificates or instruments evidencing the Pledged Collateral owned as of the Effective Date accompanied by undated stock powers or other instruments of transfer or assignment, duly endorsed in blank by the registered owners of such certificates or instruments.

  5.5. Fees and Expenses.

          (a) Amendment Fee. The Company shall have paid on the Effective Date to each Current Noteholder, an amendment fee in an amount equal to the product of (i) the aggregate principal amount of the Notes held by such Current Noteholder outstanding on the Effective Date multiplied by (ii) 0.125% (12.5 basis points). The amendment fee shall have been paid by wire transfer to the account or accounts designated by each such Current Noteholder pursuant to Section 14 of the Existing Note Purchase Agreement.

          (b) Amendment Costs and Expenses. The Company shall have paid on the Effective Date all costs and reasonable expenses of the Current Noteholders relating to this Agreement due on such date in accordance with Section 7.5 hereof (including, without limitation, any reasonable attorney's fees and disbursements).

  5.6. Representations and Warranties.

        The representations and warranties set forth in Section 3 shall be true and correct as of such date.

  5.7. Private Placement Numbers.

        If required by applicable regulations, a Private Placement Number issued by Standard & Poor's CUSIP Service Bureau reflecting the amendments to the interest rate on the Notes contemplated by the Amendments.

  5.8. Senior Credit Agreement Amendment.

        The Current Noteholders (or their special counsel) shall have received a true and correct copy of the executed and effective Fourth Amendment to Credit Agreement (the "Fourth Amendment") dated as of April 21, 2004 between the Company and PNC Bank, National Association, in its capacity as Administrative Agent and lender, and each of the Banks party thereto, substantially in the form of Exhibit 5.8 hereto and each document delivered to the Administrative Agent and Banks pursuant thereto.

  5.9. Opinion.

        The Current Noteholders and the Noteholder Security Document Agent shall have received a legal opinion of counsel from each of (a) Ballard Spahr Andrews & Ingersoll, LLP, special counsel to the Company and its Subsidiaries and (b) the general counsel of the Company and Subsidiary Guarantors, each dated the Effective Date, in form and substance satisfactory to the Current Noteholders; this Section 5.9 shall constitute direction by the Company to such counsel to deliver such closing opinion to the Current Noteholders and the Noteholder Security Document Agent.

  5.10. Closing Certificate.

        The Current Noteholders and the Noteholder Security Document Agent shall have received a certificate dated the Effective Date and signed by a Senior Financial Officer, certifying: (i) that the warranties and representations contained in Section 3 of this Agreement are true on the Effective Date with the same effect as though made on and as of that date; and (ii) that the Company has performed and complied with all agreements and conditions contained herein that are required to be performed or complied with by the Company on or prior to the Effective Date, and that such performance and compliance remains in effect on the Effective Date.

  5.11. Secretary's Certificates.

        With respect to the Company and each Subsidiary Guarantor a certificate of its Secretary or Assistant Secretary certifying as to resolutions of its Board of Directors and other constitutive documents which authorize and permit such Material Subsidiary's execution and delivery of this Agreement, any Joinder Agreement and such Security Documents as may be required pursuant to Section 5.3 hereof.

  5.12. Joinder Agreements.

        The Current Noteholders shall have received from each Material Subsidiary which is not currently a Subsidiary Guarantor, a Joinder Agreement substantially in the form attached to the Subsidiary Guaranty (as amended by this Agreement).

  5.13. Proceedings Satisfactory.

        The Current Noteholders and their special counsel shall have received copies of such documents and papers (whether or not specifically referred to above in this Section 5) as they may have reasonably requested prior to such date and such documents shall be in form and substance satisfactory to them.

6.     INTERPRETATION OF THIS AGREEMENT.

  6.1. Terms Defined.

        Capitalized terms used herein and not otherwise defined in this Section 6.1 shall have the meanings ascribed to such terms in the Existing Note Purchase Agreement. As used in this Agreement (including the Annexes and Exhibits hereto), the following terms have the respective meanings specified below or set forth in the Section or other part hereof following such term (such definitions, unless otherwise provided, to be equally applicable to both the singular and the plural forms of the terms defined):

        Additional Security Documents—Section 4.2(d) hereof.

        Agreement—this Amendment No. 1 to Note Purchase Agreement.

        Amendments—Section 2 hereof.

        Banks—means the lenders from time to time party to the Credit Agreement.

        Capital Stock—has the meaning ascribed to such term in paragraph 12 of Exhibit A hereto.

        Collateral—has the meaning ascribed to such term in paragraph 12 of Exhibit A hereto.

        Collateral Agent—means PNC Bank, National Association, in its capacity as collateral agent for the Administrative Agent, the Banks, the Noteholder Security Document Agent and the holders of Notes pursuant to the terms of the Intercreditor Agreement and the Security Documents.

        Company—the introductory paragraph hereof.

        Credit Agreement—means that certain Credit Agreement dated as of October 16, 2000 among the Company, the Administrative Agent, the Banks, the Subsidiary Guarantors and each of the other Persons party thereto, as amended by that certain First Amendment to Loan Documents dated as of February 12, 2002, the Second Amendment to Loan Documents dated November 21, 2002, the Third Amendment to Loan Documents dated November 21, 2002 and the Fourth Amendment to Credit Agreement dated as of the date hereof.

        Current Noteholder(s)—Section 1 hereof.

        Domestic Subsidiary Guarantor—means any Subsidiary Guarantor that is incorporated or organized under the laws of any state of the United States of America.

        Effective Date—Section 5 hereof.

        Existing Note Purchase Agreement—Section 1 hereof.

        Existing Notes—Section 1 hereof.

        Existing Series A Notes—Section 1 hereof.

        Existing Series B Notes—Section 1 hereof.

        Existing Subsidiary Guaranty—means that certain Guaranty Agreement, dated as of December 2, 2002, executed by each of the Subsidiary Guarantors, as amended from time to time on or prior to the date hereof.

        Financing Documents—has the meaning ascribed to such term in paragraph 15 of Exhibit A hereto.

        Fourth Amendment—Section 5.8 hereof.

        Intercompany Subordination Agreement—means that certain Intercompany Subordination Agreement by and among the Company and each Subsidiary Guarantor substantially in the form attached hereto as Exhibit 4.2(d).

        Intercreditor Agreement—Section 5.2 hereof.

        Note Purchase Agreement—Section 1 hereof.

        Noteholder Security Document Agent—means PNC Bank, National Association, in its capacity as security document agent for the holders of the Notes pursuant to the Intercreditor Agreement and the Security Documents.

        Notes—Section 1 hereof.

        Obligors—Section 3.12(a) hereof.

        Patent, Trademark and Copyright Security Agreement—Section 4.2(c) hereof.

        Pledge Agreement—Section 4.2(b) hereof.

        Pledged Collateral—has the meaning ascribed to such term in paragraph 12 of Exhibit A hereto.

        Security Agreement—Section 4.2(a) hereof.

        Security Documents—means the Security Agreement, the Intercompany Subordination Agreement, the Pledge Agreement, the Patent, Trademark and Copyright Security Agreement and each of the Additional Security Documents.

        Security Event—has the meaning ascribed to such term in paragraph 12 of Exhibit A hereto.

        Series A Notes—Section 1 hereof.

        Series B Notes—Section 1 hereof.

        UCC Financing Statements—means the respective UCC financing statements to be delivered pursuant to the terms of the Security Documents naming each of the Company and the Subsidiary Guarantors as debtors and the Noteholder Security Document Agent as secured party and covering all assets and property (other than real property) of the Company and the Subsidiary Guarantors, each in form and substance satisfactory to the Noteholder Security Document Agent.

  6.2. Section Headings, etc.

        The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder," and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision.

7.     MISCELLANEOUS.

  7.1. Effect of Amendments.

        This Agreement shall be construed in connection with and as a part of the Existing Note Purchase Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the other Financing Documents are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

  7.2. Successors and Assigns.

        This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of each of the Current Noteholders and shall be enforceable by any successor or assign of such Current Noteholder whether or not an express assignment of rights hereunder shall have been made by such Current Noteholder or its successors or assigns.

  7.3. Governing Law.

        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

  7.4. Waivers and Amendments.

        Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto.

  7.5. Costs and Expenses.

        Whether or not any of the Amendments becomes effective, the Company will promptly (and in any event within ten (10) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Agreement, including, but not limited to, (a) the reasonable cost of reproducing this Agreement and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of the Current Noteholders' special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Agreement and the Security Documents, including, but not limited to, the statement for reasonable fees and disbursements of the Current Noteholders' special counsel presented to the Company on the Effective Date. The Company will also promptly pay, upon receipt of any statement thereof, each additional statement for reasonable fees and disbursements of the Current Noteholders' special counsel rendered after the Effective Date in connection with this Agreement and the Security Documents. This Section 7.5 shall not be construed to limit the Company's obligations under Section 15.1 of the Note Purchase Agreement.

  7.6. Duplicate Originals, Execution in Counterpart.

        Two or more originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective at the time provided in Section 5 hereof, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original. Delivery of a facsimile of an executed signature page shall be effective as delivery of an original.

  7.7. Entire Agreement.

        This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

        [Remainder of page intentionally left blank; next page is signature page.]

        If this Agreement is satisfactory to you, please so indicate by signing the applicable acceptance on a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among the Company and you in accordance with its terms.

Very truly yours, TRIUMPH GROUP, INC.
By:	/s/ JOHN R. BARTHOLDSON Name: John R. Bartholdson Title: Senior Vice President, CFO & Treasurer

Accepted:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	New York Life Investment Management LLC, Its Investment Manager
By:	/s/ LISA A. SCUDERI Name: Lisa A. Scuderi Title: Director
NEW YORK LIFE INSURANCE COMPANY
By:	/s/ LISA A. SCUDERI Name: Lisa A. Scuderi Title: Investment Vice President
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT
By:	New York Life Investment Management LLC, Its Investment Manager
By:	/s/ LISA A. SCUDERI Name: Lisa A. Scuderi Title: Director
THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
By:	/s/ JOEL SEREBRANSKY Name: Joel Serebransky Title: Investment Officer
SOUTHLAND LIFE INSURANCE COMPANY
By:	ING Investment Management LLC, as Agent
By:	/s/ PETER F. KOMAREK Name: Peter F. Komarek Title: Vice President

SECURITY LIFE OF DENVER INSURANCE COMPANY
By:	ING Investment Management LLC, as Agent
By:	/s/ PETER F. KOMAREK Name: Peter F. Komarek Title: Vice President
ING USA ANNUITY AND LIFE INSURANCE COMPANY (f/k/a GOLDEN AMERICAN LIFE INSURANCE COMPANY)
By:	ING Investment Management LLC, as Agent
By:	/s/ PETER F. KOMAREK Name: Peter F. Komarek Title: Vice President
RELIASTAR LIFE INSURANCE COMPANY
By:	ING Investment Management LLC, as Agent
By:	/s/ PETER F. KOMAREK Name: Peter F. Komarek Title: Vice President
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	David L. Babson & Company Inc. as Investment Adviser
By:	/s/ EMEKA O. ONUKWUGHA Name: Emeka O. Onukwugha Title: Managing Director
C.M. LIFE INSURANCE COMPANY
By:	David L. Babson & Company Inc. as Investment Sub-Adviser
By:	/s/ EMEKA O. ONUKWUGHA Name: Emeka O. Onukwugha Title: Managing Director
MASSMUTUAL ASIA LIMITED
By:	David L. Babson & Company Inc. as Investment Adviser
By:	/s/ EMEKA O. ONUKWUGHA Name: Emeka O. Onukwugha Title: Managing Director
HARTFORD FIRE INSURANCE COMPANY
By:	Hartford Investment Services, Inc., its Agent and Attorney-in-Fact

By:	/s/ DANIEL C. LEIMBACH Name: Daniel C. Leimbach Title: Vice President
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
By:	Hartford Investment Services, Inc., its Agent and Attorney-in-Fact
By:	/s/ DANIEL C. LEIMBACH Name: Daniel C. Leimbach Title: Vice President
THE CANADA LIFE ASSURANCE COMPANY
By:	/s/ J. G. LOWERY Name: J.G. Lowery Title: Assistant Vice President, Investments, U.S. Operations
By:	/s/ TAD ANDERSON Name: Tad Anderson Title: Manager, Investments, U.S. Operations
AMERITAS LIFE INSURANCE CORP.
By:	Ameritas Investment Advisors Inc., as Agent
By:	Name: Title:
AMERITAS VARIABLE LIFE INSURANCE COMPANY
By:	Ameritas Investment Advisors Inc., as Agent
By:	Name: Title:
ACACIA NATIONAL LIFE INSURANCE COMPANY
By:	Ameritas Investment Advisors Inc., as Agent
By:	Name: Title:

        The undersigned Subsidiary Guarantors hereby acknowledge and agree to the terms and provisions contained herein and consent to the Company's execution hereof:

ACR INDUSTRIES, INC.
AEROSPACE TECHNOLOGIES, INC.
AIRBORNE NACELLE SERVICES, INC.
CBA ACQUISITION LLC
CHEM-FAB CORPORATION
DV INDUSTRIES, INC.
EFS AEROSPACE, INC.
FRISBY AEROSPACE, LLC
FURST AIRCRAFT, INC.
HTD AEROSPACE, INC.
HYDRO-MILL CO.
LEE AEROSPACE, INC.
NU-TECH BRANDS, INC.
NU-TECH INDUSTRIES, INC.
RALEE ENGINEERING CO.
TRIUMPH AVIATIONS INC.
TRIUMPH BRANDS, INC.
TRIUMPH COMPONENTS—SAN DIEGO, INC.
TRIUMPH COMPOSITE SYSTEMS, INC.
TRIUMPH CONTROLS, INC.
TRIUMPH ENGINEERED SOLUTIONS, INC.
TRIUMPH ENGINEERING SERVICES, INC.
TRIUMPH GEAR SYSTEMS, INC.
TRIUMPH GROUP ACQUISITION CORP.
TRIUMPH GROUP ACQUISITION HOLDINGS, INC.
THE TRIUMPH GROUP OPERATIONS HOLDINGS, INC.
THE TRIUMPH GROUP OPERATIONS, INC.
TRIUMPH/JDC COMPANY
TRIUMPH PRECISION CASTINGS CO.
TRIUMPH THERMAL SYSTEMS, INC.
TRIUMPH TURBINE SERVICES, INC.

By:	/s/ JOHN R. BARTHOLDSON Name: John R. Bartholdson Title: Vice President

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Annexes & Exhibits
TRIUMPH GROUP, INC. $80,000,000 Series A Senior Notes Due December 2, 2012 $70,000,000 Series B Senior Notes Due December 2, 2012 AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT